UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 14, 2011 (September 30, 2011)

CORONUS SOLAR INC.
formerly, INSIGHTFULMIND LEARNING, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2011, our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into a Vacant Land Purchase Agreement (the “Apple Valley East Agreement”). Under the Apple Valley East Agreement, Coronus agrees to acquire a 20 acre parcel of vacant land, situated east of Apple Valley, in the County of San Bernardino, California, from Mohamad Kotob. The purchase price is $120,000, all cash. Close of escrow is December 7, 2011. Coronus deposited $1,000 into escrow and agrees to deposit an additional $119,000 within sufficient time to close escrow. The Apple Valley East Agreement is subject to Coronus’ Board of Director approval on or before November 30, 2011. There can be no assurance Coronus’ Board of Director approval will be obtained.

On October 9, 2011, Coronus entered into a second Vacant Land Purchase Agreement (the “Yucca Valley East Agreement”). Under the Yucca Valley East Agreement, Coronus agrees to acquire a 34.07 acre parcel of vacant land, situated east of Yucca Valley, in the County of San Bernardino, California, from Peter and Ann Wellington. The purchase price is $170,000. Close of escrow is December 15, 2011. Coronus deposited $1,000 into escrow and agrees to deposit an additional $33,000 within sufficient time to close escrow. Peter and Ann Wellington agree to carry back the balance amount of $136,000 for two years at 6.5% per annum interest, with monthly payments of interest only. Additionally, on closing, Coronus agrees to pay the realtor commission of $5,000. The Yucca Valley East Agreement is subject to Coronus’ Board of Director approval on or before November 30, 2011. There can be no assurance Coronus’ Board of Director approval will be obtained.

On October 13, 2011, Coronus entered into a third Vacant Land Purchase Agreement (the “Oak Hills South Agreement”). Under the Oak Hills South Agreement, Coronus agrees to acquire a 27.47 acre parcel of vacant land, situated south of Oak Hills, in the County of San Bernardino, California, from Karinne Wolf. The purchase price is $145,000. Close of escrow is December 22, 2011. Coronus deposited $1,000 into escrow and agree to deposit an additional $29,000 within sufficient time to close escrow. Karinne Wolf agrees to carry back the balance amount of $115,000 for two years at 6.5% per annum interest, with monthly payments of interest only. The Oak Hills South Agreement is subject to Coronus’ Board of Director approval on or before December 15, 2011. There can be no assurance Coronus’ Board of Director approval will be obtained.

ITEM 7.01	REGULATION FD DISCLOSURE.

We announced today Coronus’ entry into the three Vacant Land Purchase Agreements (the Apple Valley East Agreement, the Yucca Valley East Agreement and the Oak Hills South Agreement), as disclosed above under Item 1.01.

ITEM 9.01                     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 14th day of October, 2011.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors